UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 22, 2014

Cole Office & Industrial REIT (CCIT II), Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-187470 (1933 Act)	46-2218486
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2325 East Camelback Road, Suite 1100, Phoenix, Arizona 85016
(Address of principal executive offices)
(Zip Code)

(602) 778-8700
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
The information set forth under Item 2.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01 in its entirety.
Procter & Gamble — Union, Ohio — On December 22, 2014, ARCP ID Union OH, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Cole Corporate Income Operating Partnership II, LP (“CCI II OP”), the operating partnership of Cole Office & Industrial REIT (CCIT II), Inc. (the “Company”), entered into an agreement of purchase and sale (the “Purchase Agreement”) with Prologis Logistics Services Incorporated, a Delaware corporation (the “Seller”), which is not affiliated with the Company, its advisor or affiliates, for the purchase of a single-tenant industrial building with approximately 1.8 million square feet leased to The Procter & Gamble Distributing LLC, a Delaware corporation, located in Union, Ohio (the “Property”). The Property was constructed in 2014. On December 23, 2014, pursuant to the terms of the Purchase Agreement, CCI II OP purchased the property for a purchase price of $85.7 million, exclusive of closing costs.

Item 2.01	Completion of Acquisition or Disposition of Assets
The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.01.
On December 23, 2014, CCI II OP, through its wholly-owned subsidiary mentioned above, acquired the Property from the Seller. The principal provisions of the lease at the Property are set forth in the following table:

Property	Tenant	Total Square Feet Leased	% of Total Rentable Square Feet	Renewal Options (1)	Effective Annual Base Rent (2)		Effective Annual Base Rent per Square Foot (2)	Lease Term (3)
Procter & Gamble — Union, OH	The Procter & Gamble Distributing LLC	1,791,246	100%	3/5 yr.	$5,949,617	(4)	$3.32	12/23/2014	–	10/31/2024

(1)	Represents the number of renewal options and the term of each option.

(2)
Effective annual base rent and effective annual base rent per square foot include adjustments for rent concessions or abatements, if any. In general, the Company intends for its properties to be subject to long-term triple or double net leases that require the tenants to pay substantially all operating expenses in addition to base rent.

(3)	Represents the lease term beginning with the later of the purchase date or the rent commencement date through the end of the non-cancelable lease term, assuming no renewals are exercised.

(4)	The annual base rent under the lease increases annually by approximately 1.5% of the then-current annual base rent.
The purchase of the Property was funded with proceeds from the Company’s ongoing public offering of common stock and certain borrowings from the Company’s secured revolving credit facility, as described in the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on July 14, 2014, November 10, 2014 and December 18, 2014 (the “Amended Credit Facility”). As of December 26, 2014, the borrowing base under the Amended Credit Facility based on the underlying collateral pool for qualified properties and amount outstanding under the Amended Credit Facility was approximately $384.4 million. In connection with the acquisition, the Company expects to pay an affiliate of Cole Corporate Income Advisors II, LLC, its advisor, an acquisition fee of approximately $1.7 million. Other than in respect of the Company’s acquisition of the Property from the Seller pursuant to the Purchase Agreement described above, the Company, its advisor, its directors, its officers and their respective associates and affiliates have no relationship with the Seller and its affiliates.
In evaluating the Property as a potential acquisition, including the determination of an appropriate purchase price to be paid for the Property, the Company considered a variety of factors, including the condition and financial performance of the Property; the terms of the existing lease and the creditworthiness of the tenant; property location, visibility and access; age of the Property, physical condition and curb appeal; neighboring property uses; local market conditions, including vacancy rates; area demographics, including trade area population and average household income; and neighborhood growth patterns and economic conditions. The Company does not currently have plans to incur any significant costs to renovate, improve or develop the Property, and the Company believes that the Property is adequately insured.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information pertaining to the Company’s borrowings under the Amended Credit Facility set forth under Item 2.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 30, 2014	COLE OFFICE & INDUSTRIAL REIT (CCIT II), INC.
	By:	/s/ Simon J. Misselbrook
	Name:	Simon J. Misselbrook
	Title:	Chief Financial Officer and Treasurer
Principal Financial Officer

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